UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2008

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

Swap Agreement

On May 16, 2008, America’s Car-Mart, Inc., an Arkansas corporation (“ACM”), Texas Car-Mart, Inc., a Texas corporation (“TCM”), and Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”) (each a subsidiary of America’s Car-Mart, Inc., a Texas corporation, and collectively the “Subsidiaries”), and Bank of Oklahoma, N.A. (“BOK”) entered into an International Swap Dealers Association, Inc. Master Agreement, Schedule to the Master Agreement and Credit Support Annex to the Schedule to the Master Agreement, dated as of May 15, 2008 (the “Agreement”), for a notional principal amount of $20 million.  The effective date of the Agreement is May 20, 2008.  The Agreement matures on May 31, 2013 and provides that the Subsidiaries will pay monthly interest on the notional amount at a fixed rate of 6.43% and receive monthly interest on the notional amount at a floating rate based on BOK Prime, an initial rate of 4.75%.

Prior to the designation of any early termination date, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to specified terms of the Agreement, be required to pay interest on the overdue amount for the period from (and including) the original due date for payment to (but excluding) the date of actual payment at the default rate.  If at any time an event of default or termination event occurs and cannot be cured as provided for in the Agreement, the other party may, but by not more than 20 days notice, designate an early termination date in respect of all outstanding or affected transactions.  The Agreement contains customary default and termination provisions.

Amendment to Agented Revolving Credit Agreement

In addition, on May 16, 2008, Colonial entered into the Sixth Amendment and Restated Agented Revolving Credit Agreement, dated as of May 16, 2008 (the “Amended Colonial Agreement”), with a group of lenders including Bank of Arkansas, N.A., Great Southern Bank, First State Bank of Northwest Arkansas, Enterprise Bank and Trust, Sovereign Bank, Commerce Bank, N.A. and First State Bank.  The Amended Colonial Agreement amends the Borrowing Base, amends the definition of Obligations and the description of Debt to include Rate Management Obligations, and adds non-payment of any Rate Management Obligation as an event of default.

Amendment to Revolving Credit Agreement

In addition, on May 16, 2008, ACM and TCM entered into the Fifth Amendment to Revolving Credit Agreement, dated as of May 16, 2008 (the “Amended RCA”), with BOK.  The Amended RCA amends the definition of Obligations and the description of Debt to include Rate Management Obligations and adds non-payment of any Rate Management Obligation as an event of default.

The descriptions above are summaries and are qualified in their entirety by the agreements, which are filed as exhibits to this report and incorporated herein by reference.  Capitalized terms not defined in this report shall have their respective meanings as set forth in the respective agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Sixth Amendment to Amended and Restated Agented Revolving Credit Agreement, dated May 16, 2008, among Colonial Auto Finance, Inc., as borrower, Bank of Arkansas, N.A., Great Southern Bank, First State Bank of Northwest Arkansas, Enterprise Bank and Trust, Sovereign Bank, Commerce Bank, N.A. and First State Bank.

4.2	Fifth Amendment to Revolving Credit Agreement, dated May 16, 2008, among America’s Car-Mart, Inc. an Arkansas corporation, and Texas Car-Mart, Inc. as borrowers, and Bank of Arkansas, N.A., as lender.

4.3
International Swap Dealers Association, Inc. Master Agreement, Schedule to the Master Agreement and Credit Support Annex dated May 15, 2008 among America’s Car-Mart, Inc. Texas Car-Mart, Inc., Colonial Auto Finance, Inc. and Bank of Oklahoma, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: May 21, 2008	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Exhibit Index

4.1
Sixth Amendment to Amended and Restated Agented Revolving Credit Agreement, dated May 16, 2008, among Colonial Auto Finance, Inc., as borrower, Bank of Arkansas, N.A., Great Southern Bank, First State Bank of Northwest Arkansas, Enterprise Bank and Trust, Sovereign Bank, Commerce Bank, N.A. and First State Bank.

4.2	Fifth Amendment to Revolving Credit Agreement, dated May 16, 2008, among America’s Car-Mart, Inc. an Arkansas corporation, and Texas Car-Mart, Inc. as borrowers, and Bank of Arkansas, N.A., as lender.

4.3
International Swap Dealers Association, Inc. Master Agreement, Schedule to the Master Agreement and Credit Support Annex dated May 15, 2008 among America’s Car-Mart, Inc. Texas Car-Mart, Inc., Colonial Auto Finance, Inc. and Bank of Oklahoma, N.A.